EXHIBIT 16


November 13, 2001


Larry Hartman
Angelciti Multimedia, Inc.
1680 N. Vine Street, Suite 904
Hollywood, CA  90028

Dear Larry:

This is to confirm that the client-auditor relationship between Angelciti Multimedia, Inc. (Commission File No. 333-54468) and HEIN + ASSOCIATES LLP has ceased.

Sincerely,



HEIN + ASSOCIATES LLP

c:       Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, N.W.
         Washington, D.C. 20549